Exhibit 99.1

FOR IMMEDIATE RELEASE

SENSEONICS HOLDINGS, INC. REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

GERMANTOWN, MD, May 4, 2017 —Senseonics Holdings, Inc. (NYSE-MKT: SENS), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today reported financial results for the first quarter ended March 31, 2017.

RECENT HIGHLIGHTS & ACCOMPLISHMENTS:

•	Broadening commercial launch in Germany and Sweden with distributors planning to be in eight European countries by mid-year 2017.
•	Received CE Mark for the second generation Eversense® Smart Transmitter in February 2017. This redesigned transmitter is slimmer, lighter and water-resistant for added convenience and comfort in use.
•

Initial preparations underway for U.S. commercial infrastructure through addition of industry veteran Mike Gill as Vice President of Sales.  Mr. Gill previously built and managed commercial efforts for Medtronic Diabetes Americas Region to sales of over $1 billion in insulin pump and CGM sensors.

•	Anticipate Eversense XL CGM System approval in Europe in the coming months, which would extend the sensor life label for up to 180-day use, as the CE Mark amendment for this version is under review.

“We are excited about our strong start in 2017, building and expanding our commercial presence in Europe. With CE mark approval for our second generation smart transmitter, we are also moving forward on clinical and regulatory milestones,” said Tim Goodnow, President and Chief Executive Officer of Senseonics. “We continue to work closely with the FDA towards the approval of our PMA for Eversense, and we are pleased to begin building the infrastructure for initial commercial launch preparation in the United States. We look to accelerate this positive momentum throughout the rest of the year.”

FIRST QUARTER 2017 RESULTS:

Revenue was $0.6 million for the first quarter of 2017. There was no revenue in the first quarter of 2016.

First quarter 2017 sales and marketing expenses increased $0.5 million year-over year, to $1.1 million, compared to $0.6 million for the first quarter of 2016. The increase in sales and marketing expenses was primarily related to investments in additional headcount and costs to support the expanded commercial launch of Eversense in Europe.  On a sequential quarter comparison, first quarter 2017 sales and marketing expenses increased $0.4 million compared to the fourth quarter of 2016.

First quarter 2017 research and development expenses increased $0.6 million year-over-year, to $7.0 million, compared to $6.4 million for the first quarter of 2016. The increase in research and development expenses was primarily driven by product development expenses for future versions of Eversense. On a sequential quarter comparison, first quarter 2017 research and development expenses increased $1.5 million, or 27%, compared to the fourth quarter of 2016.

First quarter 2017 general and administrative expenses decreased $0.1 million, year-over-year, to $3.8 million, compared to $3.9 million for the first quarter of 2016. The decrease in general and administration expenses was driven primarily by a decrease in stock based compensation costs offset by increased costs in other expenses to support administration.  On a sequential quarter comparison, first quarter 2017 general and administrative expenses increased $0.8 million, or 27%, compared to the fourth quarter of 2016.

Net loss was $13.1 million, or $0.14 per share, in the first quarter of 2017, compared to $11.2 million, or $0.15 per share, in the first quarter of 2016. First quarter 2017 net loss per share was based on 93.9 million weighted average shares outstanding, compared to 77.3 million weighted average shares outstanding in the first quarter of 2016.

As of March 31, 2017, cash, cash equivalents, and marketable securities were $13.8 million and outstanding indebtedness was $25 million, compared to cash and cash equivalents of $37.4 million and outstanding indebtedness of $10 million, as of March 31, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 4:30 pm (Eastern Time) today, May 4, 2017, to discuss these financial results. This conference call can be accessed live by telephone or through Senseonics’ website.

(877)344-7529	http://www.senseonics.com and select the “Investor Relations” section
Live Teleconference Information: Dial in number: (877)883-0383 International dial in: (412)902-6506	Live Webcast Information: Visit http://www.senseonics.com and select the “Investor Relations” section

A replay of the call can be accessed on Senseonics’ website http://www.senseonics.com under “Investor Relations.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation continuous glucose monitoring (CGM) system, Eversense, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels. For more information on Senseonics, please visit www.senseonics.com.

SAFE HARBOR STATEMENT

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning the expanded commercial launch of Eversense, marketing approval of Eversense in the United States and the Eversense XL CGM System in Europe, and future product enhancements.  These statements are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 23, 2017 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

INVESTOR CONTACT R. Don Elsey Chief Financial Officer 301.556.1602 don.elsey@senseonics.com

FINANCIAL STATEMENTS TO FOLLOW:

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$11,771	$13,047
Marketable securities	2,000	7,291
Accounts receivable	406	251
Inventory	507	477
Prepaid expenses and other current assets	737	365
Total current assets	15,421	21,431

Deposits and other assets	105	105
Property and equipment, net	701	735
Total assets	$16,227	$22,271

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,161	$3,070
Accrued expenses and other current liabilities	5,322	4,666
Note payable, current portion	2,500	3,889
Total current liabilities	10,983	11,625

Note payable, net of discount	21,577	15,177
Accrued interest	450	273
Other liabilities	59	73
Total liabilities	33,069	27,148

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.001 par value per share; 250,000,000 shares authorized, 94,098,515 and 93,569,642 shares issued and outstanding as of March 31, 2017 and December 31, 2016	94	94
Additional paid-in capital	200,859	199,751
Accumulated deficit	(217,795)	(204,722)
Total stockholders' deficit	(16,842)	(4,877)
Total liabilities and stockholders’ equity (deficit)	$16,227	$22,271

Senseonics Holdings, Inc.

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$553	$—
Cost of sales	1,045	—
Gross profit	(492)	—

Expenses:
Sales and marketing expenses	1,140	633
Research and development expenses	6,998	6,416
General and administrative expenses	3,767	3,879

Operating loss	(12,397)	(10,928)
Other income (expense), net:
Interest income	21	2
Interest expense	(684)	(276)
Other expense	(13)	(14)

Net loss	(13,073)	(11,216)
Other comprehensive income (loss)	—	—
Total comprehensive loss	$(13,073)	$(11,216)

Basic and diluted net loss per common share	$(0.14)	$(0.15)
Basic and diluted weighted-average shares outstanding	93,905,880	77,324,890